Exhibit 5.1

[Letterhead of Reed Smith LLP]

February 21, 2008

The PNC Financial Services Group, Inc.

Yardville Capital Trust II

One PNC Plaza 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Re:	Yardville Capital Trust II

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to the PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Corporation) and Yardville Capital Trust II, a statutory trust created under the laws of the State of Delaware (the “Trust”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) $15,000,000 aggregate principal amount of Series B 9.50% Junior Subordinated Deferrable Interest Debentures (the “Exchange Debentures”) of the Corporation, to be issued pursuant to the terms of the Indenture dated as of June 23, 2000 (the “Indenture”), between the Corporation (as successor in interest to Yardville National Bancorp) and The Bank of New York, as Indenture Trustee; (b) $15,000,000 aggregate liquidation amount of Series B 9.50% Capital Securities (the “Exchange Capital Securities”) of the Trust, to be issued pursuant to the terms of the Amended and Restated Declaration of Trust, dated as of June 23, 2000 (the “Declaration of Trust”), among the Corporation (as successor in interest to Yardville National Bancorp), The Bank of New York as Property Trustee, BNYM (Delaware) (formerly known as The Bank of New York (Delaware)) as Delaware Trustee, and those certain Administrative Trustees named therein; and (c) the Series B Capital Securities Guarantee Agreement related to the Exchange Capital Securities (the “Exchange Guarantee”) to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Exchange Capital Securities. We have examined the foregoing documents, and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records, certificates of public officials, certificates of officers, trustees and other representatives of the Corporation and the Trust, and such questions of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In making our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Corporation or the Trust, we have assumed that such parties had the power, corporate, trust or other, to enter into and perform all obligations thereunder, and we have assumed the due authorization by all requisite action, corporate, trust or other, and valid execution and delivery by such parties of such documents and that such documents constitute valid and legally binding obligations of such parties.

Based upon and subject to the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, we are of the opinion that:

(i) when the Registration Statement on Form S-4 (the “Registration Statement”), relating to the Exchange Debentures, the Exchange Capital Securities and the Exchange Guarantee has become effective under the Securities Act;

(ii) when the Exchange Guarantee has been duly executed and delivered;

(iii) when the Exchange Debentures have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

(iv) when the Exchange Capital Securities have been duly executed and authenticated in accordance with the Amended and Restated Declaration of Trust of the Trust and issued and delivered as contemplated in the Registration Statement, the Exchange Debentures and the Exchange Guarantee will constitute valid and legally binding obligations of the Corporation, entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity, regardless of whether applied in a proceeding at law or in equity and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the Indenture.

We are expressing no opinion with respect to the Exchange Capital Securities.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the federal laws of the Unites States, in each case as presently enacted and construed. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Form S-4 Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

/s/ Reed Smith LLP

RKM:CLD:SCB